ANTHONY J. NIGHTINGALE

February 29, 2008

Premier Wealth Management, Inc.

Gentleman:

I have received a copy of the Current Reporto on Form 8-K (Date of Event February 12, 2008), filed on February 19, 2008, as amended by Current Report on Form 8-K/A provided to me in advance of filing thereof.

Please note that I agree with the statements made therein in all material respects. In addition, please note, as more fully set forth in the Termination and Release Agreement dated as of February 29, 2008, that my disagreements with management did not relate to financial or accounting matters or improprieties or improprieties of any member of management or the board that related to or implicated the Company in any way or to the Company’s internal controls over financial reporting or disclosure and further, did not relate to any matter relating to the Company’s operations, policies or practices but rather, to financial records being provided to me on a readily available basis in preparation for Board meetings or per request.

/s/ Anthony J. Nightingale
Anthony J. Nightingale